Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Innuity, Inc.
As independent registered public accountants, we hereby consent to the use of our report dated February 28, 2007, with respect to the consolidated financial statements of Innuity, Inc. and subsidiaries, in the Registration Statement of Innuity, Inc. on Form SB-2 relating to the registration of 4,547,555 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.
/s/ HANSEN, BARNETT & MAXWELL P.C.
HANSEN, BARNETT & MAXWELL P.C.
Salt Lake City, Utah
June 18, 2007